American Skiing Company Announces the Sale of Heavenly Resort
                   as a Key Milestone in Restructuring Effort

       Company announces decision to retain ownership of Steamboat Resort



NEWRY, MAINE - March 26, 2002 -- American Skiing Company (OTC: AESK) announced today that it had entered into a definitive agreement to sell its Heavenly ski resort in South Lake Tahoe, California to Vail Resorts, Inc. The transaction, when closed, will complete the debt reduction component of the Company's previously announced restructuring program. The Company further reported that its Board of Directors had decided not to proceed with the sale of its Steamboat ski resort in Steamboat Springs, Colorado and will retain that premier resort.

"The sale of Heavenly represents a critical element of our restructuring plan to significantly reduce debt and position the Company for future growth," said American Skiing Company CEO B.J. Fair. "With this important transaction in place, we can now focus on the fundamentals of our business and deliver the highest quality ski and mountain resort vacation for our guests."

"While we initially identified Steamboat as the asset to be sold, it became clear after discussions with our key lenders that the objectives of the restructuring plan could not be fully realized through this transaction. In the end, we determined that the Heavenly sale would better achieve our goals for debt reduction and the overall restructuring plan," said Fair.

The sale of Heavenly completes a critical remaining element of the Company's previously announced restructuring plan. Since announcing the plan in May 2001, the Company has completed the following:

o Implemented cost reductions and performance enhancements providing $5 million in annual financial benefits, contributing to the best fourth quarter resort operating performance in the Company's history during fiscal 2001, and significantly bolstered results during the current fiscal year;
o Responded to a significantly changed economic environment early in the current fiscal year;
o Closed and funded a financial restructuring that raised additional capital, amended the Company's senior credit facilities and restructured portions of its existing debt;
o    Completed the sale of the Sugarbush ski resort;
o Signed a management consulting agreement with MeriStar Hotels & Resorts (NYSE: MMH) to improve the operating performance of lodging properties and enhance its national sales network; and
o Accelerated the sale of its remaining New England quartershare real estate inventory through focused sales efforts and a successful auction at Attitash Bear Peak in New Hampshire.

Heavenly Sale

The gross sale price will be approximately $102 million for the resort and associated real estate. Net proceeds from the sale will be used to reduce American Skiing Company's debt. The transaction is subject to standard closing conditions, including Hart-Scott-Rodino antitrust approval and consent of the United States Forest Service, and is expected to close on or before June 30, 2002.

"We have worked closely with the people of South Lake Tahoe to promote the region and revitalize the downtown core and made great strides in growing the resort," continued Fair. "Although our decision to sell the resort was difficult, we are confident that Vail is committed to the success of Heavenly and will play an active role in the community. We are proud of our accomplishments at Heavenly and our participation in the redevelopment of South Lake Tahoe."

Steamboat

As a result of the Heavenly sale, the Company will retain ownership of the Steamboat ski resort. The Company reported that it had decided not to proceed with its previous plan to sell its Steamboat ski resort to Triple Peaks, LLC after discussions with its lenders concluded that the transaction would not achieve the objectives of the restructuring plan. The Company indicated that it does not plan to seek another buyer for Steamboat.

"We realize that the events of the past few months have created a great deal of uncertainty for our employees and the community of Steamboat Springs," said Fair. "We are now in the position to focus on the future with Steamboat's exceptional management team. We are committed to working with the local team and the community to expand upon the traditions that have made Steamboat a long-standing, world-class ski destination. We want the staff and community of Steamboat to know that we are committed to providing the resources needed to ensure the continued success of the resort."

As indicated in the Company's recently filed form 10-Q with the Securities and Exchange Commission, the Company is in discussions with senior lenders under both its resort and real estate credit facilities to restructure its borrowing facilities to address future mandatory principal reductions, maximum borrowing capacity and liquidity. Those discussions are not yet complete and until they have been addressed, investors should continue to refer to the disclosures made by the Company in its second quarter form 10-Q as filed with the Securities and Exchange Commission on March 18, 2002.

Steamboat is recognized as one of the premier resort destinations in the world. The resort and town of Steamboat Springs are most famous for their authentic western heritage, world-class terrain, Champagne Powder(R) snow, Olympic tradition, friendly staff and family programs. With 25 lifts and 142 trails spread across 2,939 acres, Steamboat is one of the country's most popular ski resorts, recording more than one million skier/rider visits annually and enjoys the most recognized brand identities in the industry.

About American Skiing Company

Headquartered in Newry, Maine, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; The Canyons in Utah; and Heavenly in California/Nevada. More information is available on the Company's Web site, www.peaks.com.

This document contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward looking statements. Such forward-looking statements involve a number of risks and uncertainties. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: failure to fully implement the restructuring plan outlined in Company press releases and documents on file with the Securities and Exchange Commission; the Company's substantial leverage; restrictions on the Company's ability to access sources of capital; changes in regional and national business and economic conditions affecting both American Skiing Company's resort operating and real estate segments; adverse weather conditions; failure to renew or refinance existing financial liabilities and obligations or attain new outside financing; and other factors listed from time-to-time in American Skiing Company's documents filed by the Company with the Securities Exchange Commission. The forward looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.






                                  www.peaks.com
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